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                                                                    Exhibit 99.i

                     NUVEEN OPEN-END AND CLOSED-END FUNDS

                        DEFERRED COMPENSATION PLAN FOR
                      INDEPENDENT DIRECTORS AND TRUSTEES

                                   PREAMBLE

     The Board of each Participating Fund hereby establishes this Deferred compensation Plan for Independent Directors and Trustees. The purpose of the Plan is to allow the independent directors and trustees of the Participating Funds to defer receipt of all, or a portion, of the compensation they earn for their service to the Participating Funds in lieu of receiving current payments of such compensation, and to treat any deferred amount as though an equivalent dollar amount had been invested in shares of one or more Eligible Funds. Each Board intends that the Plan shall be maintained at all times on an unfunded basis for federal income tax purposes under the Internal Revenue Code of 1986, as amended. The Plan is not covered by the Employee Retirement Income Security Act of 1974, as amended.

SECTION 1 DEFINITIONS OF TERMS AND CONSTRUCTION

     1.1 Definitions. The following terms as used in this Plan shall have the following meanings:

          (a) "Administrator" shall mean Nuveen or such other person or persons as the Boards may from time to time designate, provided that no Eligible Participant may serve as Administrator.

          (b) "Beneficiary" shall mean such person or persons designated pursuant to Section 4.4 hereof to receive benefits after the death of an Eligible Participant.

          (c) "Board" shall mean the Board of Directors or the Board of Trustees of the respective Participating Funds.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

          (e) "Compensation" shall mean the retainer and fees paid by Participating Funds to an Eligible Participant for a Deferral Period prior to reduction for Deferrals made under this Plan.

          (f) "Deferral" shall mean the amount or amounts of an Eligible Participant's Compensation deferred under the provisions of Section 3 of this Plan.

          (g) "Deferral Account" shall mean the account maintained to reflect an Eligible Participant's Deferrals made pursuant to Section 3 herein and any other credits or debits thereto.

          (h) "Deferral Election" shall mean the Eligible Participant's election to defer his or her compensation under Plan Section 3.1(a).
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          (i) "Deferral Period" shall mean each calendar quarter during which an
Eligible Participant makes, or is entitled to make, Deferrals under Section 3 hereof.

          (j) "Eligible Fund" means an open-end fund managed by Nuveen and designated by the Boards as a fund that may be chosen by an Eligible Participant as a fund in which the Eligible Participant's Deferral Account may be deemed to be invested.

          (k) "Eligible Participant" shall mean a member of a Board who is not an "interested person" of a Participating Fund or of Nuveen, as such term is defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended ("1940 Act").

          (l) "Hardship and Unforeseeable Emergency" shall mean a severe financial hardship to an Eligible Participant resulting from a sudden and unexpected illness or accident of the Eligible Participant or a dependent (within the meaning of Section 152(a) of the Code), of the Eligible Participant, loss of the Eligible Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances, arising from events beyond the Eligible Participant's control. Whether circumstances constitute a Hardship and Unforeseeable Emergency depends on the facts of each case, as determined by the Administrator, but in any case does not include a hardship that may be relieved:

               (i) through reimbursement or compensation by insurance or
                   otherwise;

               (ii) by liquidation of the Eligible Participant's assets to the extent that liquidation itself would not cause such a severe financial hardship; or

               (iii)by ceasing to defer receipt of any Compensation not yet earned.

The term "Hardship and Unforeseeable Emergency" shall have the same meaning as the term "unforeseeable emergency" as used in regulations issued under Section 457 of the Code, and shall be applied accordingly. The need to send an Eligible Participant's child to college and the desire to purchase a home shall not constitute a Hardship and Unforeseeable Emergency.

          (n) "Net Asset Value" shall mean the per share value of an open-end fund, as determined as set forth in such fund's registration statement under the 1940 Act, governing instruments and otherwise in accordance with law.

          (o) "Nuveen" shall mean The John Nuveen Company and its affiliates.

          (p) "Participating Fund" shall mean an open-end or closed-end fund managed by Nuveen, whether existing at the time of adoption of the Plan or established at a later date, designated by its Board as a fund compensation from which may be deferred by an Eligible Participant. Participating Funds shall be listed on Exhibit A to the Plan, which shall be revised from time to time by the Administrator, provided that failure to list a Participating Fund on Exhibit A shall.not affect its status as a Participating Fund.

          (q) "Plan" shall mean this Deferred Compensation Plan for Independent Directors and Trustees, as amended from time to time.

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          (r) "Separation from Service" shall mean the date on which an Eligible
Participant ceases to be a member of a Board.

          (s) "Valuation Date" shall mean the last business day of each calendar quarter and any other day upon which Nuveen makes a valuation of the Deferral Account.

     1.2 Plurals and Gender. Where appearing in this Plan the singular shall include the plural and the masculine shall include the feminine, and vice versa, unless the context clearly indicates a different meaning.

     1.3 Headings. The headings and subheadings in this Plan are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

     1.4 Separate Agreement. This Plan shall be construed as a separate agreement between each Eligible Participant and each of the Participating Funds.

SECTION 2 PERIOD DURING WHICH DEFERRALS ARE PERMITTED

     2.1 Commencement of Deferrals. An Eligible Participant may elect, on a form provided by, and submitted to, the Administrator, to commence Deferrals under
Section 3 hereof for the period beginning on the first day of the first quarter beginning on or after the date such form is submitted to the Administrator.

     2.2 Termination of Deferrals. An Eligible Participant shall not be eligible for Deferral of additional Compensation after the earlier of the following dates:

          (a) The date he cancels his election pursuant to Section 3.3(b);

          (b)  his Separation from Service; or

          (c) the effective date of the termination of this Plan.

SECTION 3 DEFERRALS

     3.1 Deferral Elections.

          (a) Subject to Section 3.1(d), an Eligible Participant participating iLl the Plar. may elect to defer receipt of all, or a specified dollar amount or percentage of the Compensation (including fees for attending meetings) earned per quarter by such Eligible Participant for serving as a member of the Board of each Participating Fund or as a member of any committee (or subcommittee of such committee) of the Board of a Participating Fund of which such,Eligible Participant from time to time may be a member. Reimbursement of expenses of attending meetings of the Board, committees of the Board or subcommittees of such committees may not be deferred.

          (b) Deferrals described in Section 3.1(a) above shall be withheld, based upon the percentage or dollar amount elected, from each payment of Compensation which the Eligible

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Participant would otherwise have been entitled but for his election in Section
3.1(a) below. If a dollar amount per quarter is elected, 100% of each payment of Compensation in each quarter will be deferred until such amount is reached.

          (c) Each Participating Fund shall establish a book entry account ("Deferral Account") to which will be credited an amount equal to the Eligible Participant's Deferrals under this Plan. Any Compensation earned by an Eligible Participant which he has elected to defer pursuant to the Plan will be credited to such Eligible Participant's Deferral Account on the date such Compensation otherwise would have been payable to such Eligible Participant. The Deferral Account shall be debited to reflect any distributions from such Account. Such debits shall be allocated to the Deferral Account as of the date such distributions are made.

          (d) Each amount that an Eligible Participant elects to defer shall be allocated among all Participating Funds for which the Eligible Participant serves as a director or trustee in the same proportion that the Eligible Participant's Compensation would have been allocated if it had not been deferred, and all subsequent earnings credited, and all distributions, losses and expenses charged, to the Eligible Participant's Deferral Account, shall be allocated among the Participating Funds in the same manner. The obligations of the Participating Funds to pay their respective allocated shares of an Eligible Participant's Deferral Account shall be several and not joint.

     3.2 Valuation of Deferral Account.

          (a) Each Board shall from time to time designate one or more open-end funds managed by Nuveen as Eligible Funds. An Eligible Participant, on his deferral election f6rm, shall have the right to select from the then-current list of Eligible Funds one or more, but not more than three, funds in which his Deferral Account shall be deemed invested as set forth in this Section 3 ("Designated Funds"). An Eligible Participant may designate an Eligible Fund even if he is not a member of the Board of that Eligible Fund. Except as provided below, amounts credited to an Eligible Participant's Deferral Account shall be treated as though such amounts had been invested and reinvested in shares of the Eligible Participant's Designated Funds, initially calculated as follows:

         (i) the product of

               (x) the amount of such Deferrals and

               (y) the percentage of such Deferrals to be deemed invested in that Designated Fund, divided by

          (ii) the Designated Fund's Net Asset Value per share as of the date such amount is so credited.

          (b) As of the last day of each calendar year, by written election delivered to the Administrator not less than 10 business days prior to the end of such year, each Eligible Participant may direct that the Designated Funds in which his or her Deferral Account is deemed invested be changed. Any election to change such investment direction shall indicate the dollar

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amount or percentage of the balance in such Deferral Account (determined based on the then current Net Asset Value of each Designated Fund in which the Deferral Account is deemed invested immediately prior to giving effect to such investment change) to be invested in each such Designated Fund. The number of shares of each Designated Fund to be deemed held in the Eligible Participant's Deferral Account following such investment change shall be calculated as follows:

         (i)  the product of

             (x) the balance in such Deferral Account and

             (y) the percentage of such balance to be deemed invested in that
                 Designated Fund divided by

         (ii) the Designated Fund's Net Asset Value per share as of the last day of such calendar year.

         (c) If a Designated Fund shall pay a stock dividend on, or split, combine, reclassify or substitute other securities by merger, consolidation or otherwise for its outstanding shares, the Eligible Participant's Deferral Account shall be adjusted as though shares of such Designated Fund were actually held by the Deferral Account in order to preserve rights substantially proportionate to the rights deemed held immediately prior to such event.

         (d) On each payment date of dividends or capital gains distributions declared on shares of any Designated Fund in which an Eligible Participant's Deferral Account is deemed invested, the Deferral Account will be credited with book adjustments representing all dividends or capital gains distributions which would have been realized had such account been invested in shares of such Designated Fund and such dividend or capital gains distribution had been received and reinvested.

         (e) The value of a Deferral Account on any Valuation Date shall be the sum of (i) the number of shares of each Designated Fund deemed to be held in the Deferral Account by the preceding paragraphs, multiplied by (ii) the Net Asset Value per share of such Designated Fund on the Valuation Date.

         (f) On each date upon which a distribution of less than the entire balance is to be charged to an Eligible Participant's Deferral Account, the amount of such distribution shall, unless the Eligible Participant otherwise specifies in accordance with rules established by the Administrator, be allocated among all of the Designated Funds in which the Deferral Account is deemed to be invested in proportion to the aggregate value of the number of deemed shares of each such Designated Fund, and the number of deemed shares of each such Designated Fund shall then be reduced by the portion of the distribution allocated to such Designated Fund divided by the Net Asset Value per share of such Designated Fund on the date on which the distribution is charged.

         (g) Unless and until each Board otherwise determines, the Eligible Funds shall include only one or more open-end funds managed by Nuveen. Open-end funds that cease to be

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managed by Nuveen shall automatically cease to be Eligible Funds, unless one of the Boards otherwise determines with respect to Eligible Participants that are members of such Board. Either Board may at any time remove any open-end fund from the list of Eligible Funds, or may add any open-end fund (whether or not managed by Nuveen), for Eligible Participants who are members of that Board. If an Eligible Fund is removed from the list of Eligible Funds for any reason then no further deferrals shall be deemed invested in such Fund and, unless the Board otherwise determines, the Administrator shall give each Eligible Participant whose Deferral Account is deemed to be invested in such Eligible Fund a reasonable period to submit a new designation, and any Eligible Participant who fails to submit a new designation shall be subject to the provisions of Section 3.2(h)(iii) below.

          (h) As of each Valuation Date, income, gain and loss equivalents (determined as if the Deferral Account is invested in the manner set forth under Section 3.2(a), above) attributable to the period following the next preceding Valuation Date shall be credited to and/or deducted from the Eligible Participant's Deferral Account. Except as provided below, the Eligible Participant's Deferral Account shall receive a return in accordance with his investment designations, provided such designations conform to the provisions of this Section. If:

          (i) the Eligible Participant does not furnish the Administrator with a written designation,

          (ii) the written designation from the Eligible Participant is unclear, or

          (iii) less than all of the Eligible Participant's Deferral Account is covered by such written designation,

then the Eligible Participant's Deferral Account shall receive no return until such time as the Eligible Participant shall provide the Administrator with instructions.

          3.3 Manner of Electing Deferral.

          (a) An Eligible Participant shall elect to participate in this Plan and defer his Compensation by completing, signing and filing with the Administrator a Notice of Election to Defer Compensation (the "Notice") in the form attached to this Plan. The Notice shall include:

          (i)  the amount of Compensation to be deferred;

          (ii) the time at which the distribution of such amount will commence, which may be:

               (A) a specified date selected by the Participant not prior to the third anniversary of such election,

               (B) the first day of the month, quarter or year following the
                   Eligible Participant's Separation from Service, or

               (C) the earlier of (A) or (B);

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               provided that the distribution of an Eligible Participant's
               Deferral Account shall in any event commence no later than the fifth anniversary of that Eligible Participant's Separation from Service.

          (iii)the manner of distribution of such deferred compensation (i.e., in a lump sum or the number of annual or quarterly installments);

          (iv) the Designated Fund or Designated Funds in which such deferrals are to be deemed invested and in what amounts or percentages; and

          (v) any beneficiary designated pursuant to Section 4.4 of this Plan.

          (b) All Deferral Elections shall remain in effect until the earliest of: (i) the date on which the Deferral Election is canceled or modified, (ii) the date of the Eligible Participant's Separation from Service, or (iii) the date on which the Eligible Participant begins to receive distributions from his or her Deferral Account. An Eligible Participant may modify the amount of his Deferral Election and/or the Designated Fund(s) specified in the Deferral Election, on a prospective basis by submitting an amended Notice to the Administrator. Such change will be effective as of the first day of the year following the date such revision is submitted to the Administrator. An Eligible Participant may cancel his Deferral Election on a prospective basis by submitting an amended Notice to the Administrator, which cancellation of the Deferral Election shall be effective for all Compensation for calendar quarters beginning or for meetings held after such notice is received, subject to any delay necessary for administrative processing. An Eligible Participant who cancels his Deferral Election may thereafter make a new Deferral Election ag of the first day of any subsequent year pursuant to Section 3.3(a), but all new deferrals shall be credited to the same Deferral Account, and the time and manner of distribution of the Deferral Account, the manner in which the Deferral Election is deemed invested, and the identity of the Eligible Participant's Beneficiary, shall remain the same unless changed for the entire Deferral Account as otherwise provided herein.

     3.4 Time of Electing Deferral. An Eligible Participant's initial Notice under Section 3.3(a) shall be filed with the Administrator no later than 10 business days prior to the last business day of the calendar quarter preceding the quarter for which the Deferral Election is made. An Eligible Participant's Notice under Section 3.3(b) modifying the amount of his Deferral Election, or a Notice under Section 3.3(a) making a Deferral Election after a prior Deferral Election has been cancelled, shall be filed with the Administrator no later than 10 business days prior to the last business day of the year preceding the year for which the modified or new Deferral Election is effective.

SECTION 4 DISTRIBUTIONS FROM DEFERRAL ACCOUNT

     4.1 Eligible Participant's Election. An Eligible Participant shall elect at the time of his Deferral Election the time at which his distribution is to commence, and the form of distribution, which may be either:

          (a) lump sum; or

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          (b) annual or quarterly installments over a period of five (5) years, with each installment being equal to the balance in the Deferral Account immediately prior to payment of the installment divided by the number of installments remaining to be paid (including the installment the amount of which is being determined).

          (c) If an Eligible Participant fails to designate the manner of distribution to apply to his Deferral Account, such Deferral Account shall be distributed in a lump sum on the first day of the month following the Eligible Participant's Separation from Service.

          (d) An Eligible Participant may elect to change his distribution election with respect to his Deferral Account by filing an amended Notice with the Administrator not less than six months prior to the earlier of the date on which distribution was scheduled to begin under the original Notice or the date on which it is scheduled to begin under the amended Notice. The Eligible Participant's new distribution election shall be void and the Eligible Participant's original election shall be reinstated if the date on which distribution was originally scheduled to begin occurs (by reason of Separation from Service or otherwise) within six months after the date on which the changed distribution election was filed with the Administrator.

     4.2 Death Prior to Complete Distribution of Deferral Account. If an Eligible Participant dies prior to the commencement of the distribution of the amounts credited to his Deferral Account, the balance of such Account shall be distributed to his Beneficiary in a lump sum as soon as practicable after the Eligible Participant's death. If an Eligible Participant dies after the commencement of such distributions, but prior to the complete distribution of his Deferral Account, the balance of the amounts credited to his Deferral Account shall be distributed to his Beneficiary over the remaining period during which such amounts were otherwise distributable to the Eligible Participant under Section 4.1 hereof. Notwithstanding the above, the Administrator, in its sole discretion, may accelerate the distribution of the Deferral Account.

     4.3 Hardship and Unforeseeable Emergency. An Eligible Participant may request at any time a withdrawal of part or all of the amount then credited to his Deferral Account on account of Hardship and Unforeseeable Emergency by submitting a written request to the Administrator accompanied by evidence that his financial condition constitutes a Hardship and Unforeseeable Emergency. The Administrator shall review the Eligible Participant's request and determine the extent, if any, to which such request is justified. Any such withdrawal shall be limited to an amount reasonably necessary to meet the Hardship and Unforeseeable Emergency, but not more than the amount of the Eligible Participant's Deferral Account.

     4.4 Designation of Beneficiary. For the purposes of Section 4.2 hereof, the Eligible Participant's Beneficiary shall be the person or persons so designated by the Eligible Participant in a written instrument submitted to the Administrator. Subject to rules established by the Administrator, an Eligible Participant may designate multiple or alternative Beneficiaries, and may change his Beneficiary at any time without the consent of any prior Beneficiary; provided that no change of a Beneficiary shall be effective unless and until actually received, in proper form, by the Administrator during the Eligible Participant's life. The Administrator's determination of the person eligible to receive the Deferral Account of a deceased Eligible Participant, if made in good faith, shall be final and binding on all parties. If an Eligible Participant fails to properly designate

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a Beneficiary or if his Beneficiary predeceases him, his beneficiary shall be his estate.

     4.5 Domestic Relations Orders. If any judgment, decree or order (including approval of a property settlement agreement) which (i) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of an Eligible Participant, and (ii) is made pursuant to a state or foreign domestic relations law (including a community property law) directs assignment of a portion of an Eligible Participant's Deferral Account to a spouse, former spouse, child, or other dependent of an Eligible Participant, such amount may be paid in a lump-sum cash payment at the request of the person to whom assignment is directed to be made as soon as administratively possible after the Administrator's receipt of the signed order, as long as the order (or a written direction to the Administrator of how to interpret the order, signed by the Eligible Participant and the person to whom the order directs assignment) clearly specifies the amount of the Deferral Account assigned and the timing of payment to the person to whom the assignment is made.

SECTION 5 AMENDMENTS AND TERMINATION

     5.1 Amendments. The Boards reserve the right to amend, in whole or in part, and in any manner, any or all of the provisions of this Plan by action of both Boards, except that no amendment shall reduce the balance in any Eligible Participant's Deferral Account, or (unless necessary to comply with the 1940 Act or other applicable law) significantly delay the time at which such balance is payable without the consent of the Eligible Participant affected.

     5.2 Termination. Each Board may terminate this Plan at any time by action of the Board and the Eligible Participants' Deferral Accounts shall become payable as of the Valuation Date next following the effective date of the termination of this Plan. If one Board elects to terminate the Plan with respect to the Eligible Participants who are members of such Board, the Plan shall remain in effect with respect to Eligible Participants who are members of the other Board.

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SECTION 6 MISCELLANEOUS

     6.1 Rights of Creditors.

          (a) This Plan is unfunded. Neither an Eligible Participant nor any other person shall have any interest in any specific asset or assets of a Participating Fund by reason of any Deferral Account hereunder, nor any rights to receive distribution of his Deferral Account except and to the extent expressly provided hereunder. Except for money market funds complying with rule 2a-7 under the 1940 Act, a Participating Fund shall not be required to purchase, hold or dispose of any investments pursuant to this Plan. If in order to cover its obligations hereunder a Participating Fund purchases any investments, the same shall continue for all purposes to be a part of the general assets and property of that Participating Fund subject to the claims of its general creditors and no person other than the Participating Fund shall by virtue of the provisions of this Plan have any interest in such assets other than an interest as a general creditor of the Participating Fund.

          (b) The rights of an Eligible Participant and the Beneficiaries to the amounts held in the Deferral Account are unsecured and such amounts shall be subject to the claims of the creditors of a Participating Fund. With respect to the payment of amounts held under the Deferral Account, the Eligible Participant and his Beneficiaries have the status of unsecured creditors of that Participating Fund. This Plan is executed on behalf of each Participating Fund by an officer of that Participating Fund as such and not individually. Any obligation of a Participating Fund hereunder shall be an unsecured obligation of that Participating Fund and not of any other person.

     6.2 Agents. Each Participating Fund may employ agents and provide for such clerical, legal, actuarial, accounting, advisory or other services as it deems necessary to perform its duties under this Plan. Each Participating Fund shall bear the cost of such services and all other expenses it incurs in connection with the administration of this Plan.

     6.3 Incapacity. If the Administrator shall receive evidence satisfactory to it that an Eligible Participant or any Beneficiary entitled to receive any benefit under the Plan is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of the Eligible Participant or Beneficiary and that no guardian, committee or other representative of the estate of the Eligible Participant or Beneficiary shall have been duly appointed, a Participating Fund may make payment of such benefit otherwise payable to the Eligible Participant or Beneficiary to such other person or institution, including a custodian under a Uniform Transfers to Minors Act or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

     6.4 Statement of Deferral Account. The Administrator will furnish each Eligible Participant with a statement setting forth the value of such Eligible Participant's Deferral Account as of the end of each calendar year and all credits to and payments from such Deferral Account during such year. Such statements will be furnished no later than 60 days after the end of each calendar year.

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     6.5 Governing Law. This Plan shall be governed by the laws of the State of
Illinois.

     6.6 Non-guarantee of Status. Nothing contained in this Plan shall be construed as a contract or guarantee of the right of an Eligible Participant to be, or remain as, a director or a trustee of a fund, or to receive any, or any particular rate of, Compensation.

     6.7 Counsel. Each Board may consult with legal counsel with respect to the meaning or construction of this Plan, its obligations or duties hereunder or with respect to any action or proceeding or any question of law, and it shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of legal counsel.

     6.8 Interests Not Transferable. An Eligible Participant's and Beneficiaries' interests in the Deferral Account may not be anticipated, sold, encumbered, pledged, mortgaged, charged, transferred, alienated, assigned nor become subject to execution, garnishment or attachment and any attempt to do so by any person shall be deemed null and void; no Participating Fund shall recognize the rights of any party under this Plan except those of the Eligible Participant or his Beneficiary; provided that this Section 6.8 shall not preclude a Participating Fund from offsetting any amount payable to an Eligible Participant hereunder by any amount owed by such Eligible Participant to that Participating Fund or to Nuveen.

     6.9 Entire Agreement. This Plan contains the entire understanding between each Participating Fund and the Eligible Participants with respect to the payment of non-qualified deferred compensation by a Participating Fund to the Eligible Participants.

     6.10 Powers of Administrator. In addition to other powers specifically set forth herein, the Administrator shall have all power and authority necessary or convenient for the administration of this Plan, including without limitation the authority to:

          (i) construe and interpret the Plan, and resolve any inconsistency or ambiguity with respect to any of its terms;

          (ii) decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

          (iii) prescribe rules and procedures to be followed by Eligible Participants or Beneficiaries in making any election or taking any action provided for herein, which rules and procedures may alter any provision of the Plan that is administrative or ministerial in nature without the necessity for an amendment;

          (iv)  allocate Deferral Accounts among the Eligible Funds;

          (v) maintain all the necessary records for the administration of the Plan;

          (vi) delegate any of it duties or powers under the Plan to any other person acting under its supervision; and

          (vii) do all other acts which the Administrator deems necessary or proper to accomplish

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                and implement its responsibilities under the Plan.

Any rule or procedure adopted by the Administrator, or any decision, ruling or determination made by the Administrator, in good faith shall be final, binding and conclusive on all Participating Funds, Eligible Participants, Beneficiaries and all persons claiming through them. The authority of the Administrator may be exercised by such person as the Chief Executive Officer of the Administrator may designate or, in the absence of a specific designation, by those officers and employees of the Administrator whose normal duties include payment of compensation to independent directors and trustees.

     6.11 Participant Litigation. In any action or proceeding regarding the Plan Eligible Participants or their Beneficiaries or any other persons having or claiming to have an interest in this Plan shall not be necessary parties and shall not be entitled to any notice or process. Any final judgment which is not appealed or appealable and may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in this Plan. To the extent permitted by law, if a legal action is begun against either Board, any Participating Fund, the Administrator, or any of their respective officers, directors, trustees, employees or agents (an "indemnified party"), by or on behalf of any person and such action results adversely to such person or if a legal action arises because of conflicting claims to an Eligible Participant's or other person's benefits, the costs to the indemnified party of defending the action will be charged to the amounts, if any, which were involved in the action or were payable to the Eligible Participant or other person concerned. To the extent permitted by applicable law, acceptance of participation in this Plan shall constitute a release of each of the indemnified parties from any and all liability and obligation not involving willful misconduct or gross neglect.

     6.12 Successors and Assigns. This Plan shall be binding upon, and shall inure to the benefit of, the Participating Funds and their successors and assigns and to the Eligible Participants and their heirs, executors, administrators and personal representatives.

     6.13 Severability. In the event any one or more provisions of this Plan are held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect unaffected by such invalidity or unenforceability.

IN WITNESS WHEREOF, each Participating Fund has caused this Plan to be executed by one of its duly authorized officers, this 30th day of October, 1998.

                                         By:    -------------------------
                                         Name:  Alan G. Berkshire
                                         Title: Vice President

Nuveen Municipal Bond Fund                                    Nuveen New York Performance Plus Municipal Fund, Inc.
Nuveen Municipal Value Fund, Inc.                             Nuveen Insured Florida Premium Income Municipal Fund
Nuveen Insured Municipal Opportunity Fund, Inc.               Nuveen Florida Quality Income Municipal Fund
Nuveen Premium Income Municipal Fund, Inc.                    Nuveen Tax-Exempt Money Market Fund, Inc.
Nuveen Performance Plus Municipal Fund, Inc.                  Nuveen Flagship Tennessee Municipal Bond Fund
Nuveen Quality Income Municipal Fund, Inc.                    Nuveen California Investment Quality Municipal Fund, Inc.
Nuveen Municipal Market Opportunity Fund, Inc.                Nuveen California Performance Plus Municipal Fund, Inc.
Nuveen Municipal Advantage Fund, Inc.                         Nuveen Insured California Premium Income Municipal Fund 2, Inc.
Nuveen Premium Income Municipal Fund 2, Inc.                  Nuveen New Jersey Premium Income Municipal Fund, Inc.
Nuveen Premium Income Municipal Fund 4, Inc.                  Nuveen Select Tax-Free Income Portfolio
Nuveen Insured Quality Municipal Fund, Inc.                   Nuveen Select Tax-Free Income Portfolio 2
Nuveen Insured Municipal Bond Fund                            Nuveen Select Tax-Free Income Portfolio 3
Nuveen Investment Quality Municipal Fund, Inc.                Nuveen Insured California Select Tax-Free Income Portfolio
Nuveen Insured Premium Income Municipal Fund 2                Nuveen Insured New York Select Tax-Free Income Portfolio
Nuveen Select Quality Municipal Fund, Inc.                    Nuveen Growth and Income Stock Fund
Nuveen Flagship Ohio Municipal Bond Fund                      Nuveen Balanced Stock and Bond Fund
Nuveen New York Quality Income Municipal Fund, Inc.           Nuveen Balanced Municipal and Stock Fund
Nuveen New York Select Quality Municipal Fund, Inc.           Nuveen Rittenhouse Growth Fund
Nuveen California Select Quality Municipal Fund, Inc.
Nuveen California Quality Income Municipal Fund, Inc.
Nuveen Flagship Limited Term Municipal Bond Fund
Nuveen Flagship Kentucky Municipal Bond Fund
Nuveen Premier Municipal Income Fund, Inc.
Nuveen Premier Insured Municipal Income Fund, Inc.
Nuveen New Jersey Investment Quality Municipal
 Fund, Inc.
Nuveen New York Investment Quality Municipal Fund,
 Inc.
Nuveen New York Insured Municipal Bond Fund
Nuveen Flagship Florida Municipal Bond Fund
Nuveen Florida Investment Quality Municipal Fund
Nuveen Pennsylvania Investment Quality Municipal
 Fund
Nuveen Flagship All-American Municipal Bond Fund
Nuveen Pennsylvania Premium Income Fund 2
Nuveen Flagship Michigan Municipal Bond Fund


---------------------------------
          Witness

                                                                       Exhibit A

        NUVEEN OPEN-END AND CLOSED-END FUNDS DEFERRED COMPENSATION PLAN
                    FOR INDEPENDENT DIRECTORS AND TRUSTEES

                              PARTICIPATING FUNDS

(For Directors and Trustees of Funds managed by Nuveen Advisory Corp.)

          Nuveen Municipal Bond Fund
          Nuveen Municipal Value Fund, Inc.
          Nuveen Insured Municipal Opportunity Fund, Inc.
          Nuveen Premium Income Municipal Fund, Inc.
          Nuveen Performance Plus Municipal Fund, Inc.
          Nuveen Quality Income Municipal Fund, Inc.
          Nuveen Municipal Market Opportunity Fund, Inc.
          Nuveen Municipal Advantage Fund, Inc.
          Nuveen Premium Income Municipal Fund 2, Inc.
          Nuveen Premium Income Municipal Fund 4, Inc.
          Nuveen Insured Quality Municipal Fund, Inc.
          Nuveen Insured Municipal Bond Fund
          Nuveen Investment Quality Municipal Fund, Inc.
          Nuveen Insured Premium Income Municipal Fund 2
          Nuveen Select Quality Municipal Fund, Inc.
          Nuveen Flagship Ohio Municipal Bond Fund
          Nuveen New York Quality Income Municipal Fund, Inc. Nuveen New York Select Quality Municipal Fund, Inc. Nuveen California Select Quality Municipal Fund, Inc. Nuveen California Quality Income Municipal Fund, Inc. Nuveen Flagship Limited Term Municipal Bond Fund
          Nuveen Flagship Kentucky Municipal Bond Fund
          Nuveen Premier Municipal Income Fund, Inc.
          Nuveen Premier Insured Municipal Income Fund, Inc.
          Nuveen New Jersey Investment Quality Municipal Fund, Inc. Nuveen New York Investment Quality Municipal Fund, Inc. Nuveen New York Insured Municipal Bond Fund
          Nuveen Flagship Florida Municipal Bond Fund
          Nuveen Florida Investment Quality Municipal Fund
          Nuveen Pennsylvania Investment Quality Municipal Fund NUveen Flagship All-American Municipal Bond Fund
          Nuveen Pennsylvania Premium Income Fund 2
          Nuveen Flagship Michigan Municipal Bond Fund
          Nuveen New York Performance Plus Municipal Fund, Inc. Nuveen Insured Florida Premium Income Municipal Fund Nuveen Florida Quality Income Municipal Fund
          Nuveen Tax-Exempt Money Market Fund, Inc.

                                                                       Exhibit A

          Nuveen Flagship Tennessee Municipal Bond Fund
          Nuveen California Investment Quality Municipal Fund, Inc. Nuveen California Performance Plus Municipal Fund, Inc. Nuveen Insured California Premium Income Fund 2, Inc. Nuveen New Jersey Premium Income Municipal Fund, Inc.

(For Trustees of Funds managed by Nuveen Institutional Advisory Corp.)

          Nuveen Select Tax-Free Income Portfolio
          Nuveen Select Tax-Free Income Portfolio 2
          Nuveen Select Tax-Free Income Portfolio 3
          Nuveen Insured California Select Tax-Free Income Portfolio Nuveen Insured New York Select Tax-Free Income Portfolio Nuveen Growth and Income Stock Fund
          Nuveen Balanced Stock and Bond Fund
          Nuveen Balanced Municipal and Stock Fund
          Nuveen Rittenhouse Growth Fund

As of January 1, 1999

                                                                       Exhibit B

                     NUVEEN OPEN-END AND CLOSED-END FUNDS
                  DEFERRED COMPENSATION PLAN FOR INDEPENDENT
                            DIRECTORS AND TRUSTEES

                                ELIGIBLE FUNDS

You may choose from the following Eligible Funds:

     Nuveen Municipal Bond Fund
     Nuveen Flagship All-American Municipal Bond Fund
     Flagship Utility Income Fund
     Nuveen Balanced Stock and Bond Fund
     Nuveen European Value Fund
     Nuveen Growth and Income Stock Fund
     Nuveen Rittenhouse Growth Fund



As of January 1, 1999

                                                                       Exhibit C

                     NUVEEN OPEN-END AND CLOSED-END FUNDS
                  DEFERRED COMPENSATION PLAN FOR INDEPENDENT
                            DIRECTORS AND TRUSTEES

                            DEFERRAL ELECTION FORM

          I. Deferral of Compensation

You may elect to defer up to 100 percent of your compensation from Participating Funds, in fixed dollar or whole percentage amounts, to be credited to your Deferral Account under the Plan. The Deferral Account will be further credited with a return on the Deferral Account balance as provided under the Plan.

Starting __________, ______ and for each quarter thereafter (unless subsequently amended by completion of a new election form), I hereby elect that the following amount of my compensation from Participating Funds be deferred under the Plan:

                     $_________        or        ________%

          II. Election of Deferral Period

You are required under the Plan to elect the date to which Deferrals (plus applicable investment return) are to be deferred. Your election shall specify that distribution be deferred to (a) a specific date (which must be at least three years after the date of this election), (b) the beginning of the month, quarter or year following your Separation from Service, or (c) the earlier of a specific date or the beginning of the month, quarter or year following your Separation from Service; provided that distribution from your Deferral Account must in any event begin no later than the fifth anniversary of your Separation from Service

I hereby make the following elections regarding my Deferrals under the Plan (choose one):

[_] The compensation I elect to defer under the Plan is to be deferred until ____________________ (specify a date).

[_] The compensation I elect to defer under the Plan is to be deferred until the [_] first day of the month [_] first day of the calendar year [_] fifth anniversary (choose one) following my Separation from Service.

[_] The compensation I elect to defer under the Plan is to be deferred until the

[_] earlier of (i) ___________ (specify a date) or (ii) the beginning of the first [_] month [_] quarter [_] year (choose one) following my Separation from Service.

III. Form of Distribution

You are required to elect the form of distribution, which may be either (a) a lump sum or (b) equal annual installments over five years (may be paid to you quarterly).

                  My distributions from the Plan are to be in the form of (choose one):

                            [_] a lump sum; or

                            [_] annual installments over five (5) years; or

                            [_] quarterly installments over five (5) years.

I understand that the amounts held in the Deferral Account shall remain the general assets of the Fund in which those amounts are held and that, with respect to the payment of such amounts, I am merely a general unsecured creditor of that Fund. I may not sell, encumber, pledge, assign or otherwise alienate the amounts held under the Deferral Account.

I hereby agree that the terms of the Plan are incorporated herein and are made a part hereof.

IV. Decline or Terminate Participation

[_] I do not wish to participate in the Plan, or if currently participating, I wish to terminate my participation at this time.


                              PARTICIPANT

                              Date


Accepted by Administrator:

---------------------------
Administrator                 Date

                                                                       Exhibit D

        NUVEEN OPEN-END AND CLOSED-END FUNDS DEFERRED COMPENSATION PLAN
                    FOR INDEPENDENT DIRECTORS AND TRUSTEES

                            RETURN DESIGNATION FORM

Under the Deferred Compensation Plan for Independent Directors and Trustees (the "Plan"), I hereby elect that the return on my Deferral Account under the Plan be computed as if the Deferral Account was invested in the following Eligible Fund(s) (selected from the list of Eligible Funds attached):

         TRANSFER ATTRIBUTION OF MY EXISTING DEFERRAL ACCOUNT BALANCE:

                                  Percentage or Dollar Amount of Deferral
      Name of Eligible Fund      Account Balance to be Transferred to Fund

                                     $ ------                  ----- %

                                     $ ------                  ----- %

                                     $ ------                  ----- %

Total                                $ ------                  ----- %

                          ATTRIBUTE MY NEW DEFERRALS:

                                    Percentage or Dollar Amount of New
  Name of Eligible Fund             Deferrals to be Attributed to Fund


                                     $ ------                  ----- %

                                     $ ------                  ----- %

                                     $ ------                  ----- %

Total                                $ ------                  ----- %
                                          total must equal 100%

I realize that the designation included on this Form shall be effective until I have filed another valid Return Designation Form with the Administrator. If (a) I make no written designation, (b) the written designation is unclear or (c) less than 100% of my Deferral Account is covered by this election, then my Deferral Account shall not be credited with any returns until I provide the

Administrator with appropriate instructions. This form must be delivered to the Administrator at least 5 business days before the end of the calendar quarter to be effective the following quarter.


                                            PARTICIPANT

                                            Date

Accepted by Administrator:

-----------------------------------
Administrator                               Date

                                                                       Exhibit E

                     NUVEEN OPEN-END AND CLOSED-END FUNDS
                  DEFERRED COMPENSATION PLAN FOR INDEPENDENT
                            DIRECTORS AND TRUSTEES

                         BENEFICIARY DESIGNATION FORM

Under the Deferred Compensation Plan for Independent Directors and Trustees (the "Plan"), I hereby make the following beneficiary designations:

I. PRIMARY BENEFICIARY

I hereby select the following as my primary Beneficiary(ies) to receive at my death, in accordance with the Plan, the amounts held in my Deferral Account under the Plan. In the event I am survived by more than one primary Beneficiary, such primary Beneficiaries shall share equally in the distribution of my Deferral Account unless I indicate otherwise on an attachment to this form:

[_]  My estate.

The trustee or trustees of
(provide name and date of trust)
                                ------------------------------------------

The following individuals:

a.

Name    (Relationship)


Address


City        State     Zip    SSN


b.

Name    (Relationship)

Address


City        State          Zip    SSN


Please include an attachment to this form if you wish to select additional primary Beneficiaries.

II. SECONDARY BENEFICIARY

In the event I am not survived by any primary Beneficiary, I hereby appoint the following as secondary Beneficiary(ies) to receive at my death, in accordance with the Plan, the amounts held in my deferral account under the Plan. In the event I am survived by more than one secondary Beneficiary, such secondary Beneficiaries shall share equally in the distribution of my Deferral Account unless I indicate otherwise on an attachment to this form:

[_]  My estate.

The trustee or trustees of ______________________________________________
(provide name and date of trust)

The following individuals:

      a.
          Name                                               (Relationship)

          Address
                                                                   /
          City       State        Zip                                  SSN

      b.
          Name                                               (Relationship)

          Address
                                                                   /
          City       State        Zip                                  SSN

Please include an attachment to this form if you wish to select additional secondary Beneficiaries.

I understand that if I am not survived by any primary or secondary Beneficiary, my Beneficiary shall be as set forth under the Plan.

Date:
     --------------------                   PARTICIPANT

Accepted by Administrator:

------------------------------------
Administrator                               Date

                                                                       Exhibit F

                     NUVEEN OPEN-END AND CLOSED-END FUNDS
                  DEFERRED COMPENSATION PLAN FOR INDEPENDENT
                            DIRECTORS AND TRUSTEES

                           HARDSHIP WITHDRAWAL FORM

Under the Deferred Compensation Plan for Independent Directors and Trustees (the "Plan"), I may request at any time a Hardship and Unforeseeable Emergency withdrawal (an "Emergency Withdrawal") of part or all of the amount then credited to my Deferral Account. The amount of the Emergency Withdrawal shall be limited to the amount necessary to meet the Emergency.

     I request a hardship withdrawal of $_______________ for the following reason:

     [_]  My own or a dependent's sudden and unexpected illness.

     [_]  The loss of my property due to casualty.

     [_]  Other (explain):



In addition, I certify that the Emergency may not be relieved through (a) reimbursement or compensation by insurance or otherwise; (b) liquidation of my assets to the extent that liquidation itself would not cause an Emergency, or
(c) ceasing to defer receipt of any compensation that I have not yet earned. In addition, I realize that the Administrator may require additional information from me before deciding whether to grant this request for an Emergency withdrawal.

                                  PARTICIPANT

                                  Date

[Administrator]:             Approved:               Denied:
                                      --------------        ----------

---------------------------------                    -----------------
[Administrator]                                      Date